 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 2, 2026
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard
6th Floor
Stamford, CT 06902
(Address of principal executive offices) (Zip Code)
(914) 641-2000
(Registrant's telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2026, ITT Inc. (the “Company”) announced that Emmanuel Caprais, the Company’s Chief Financial Officer, would leave the Company for personal reasons after almost 14 years of service, effective May 8, 2026. Mr. Caprais’ departure is not the result of any disagreement between Mr. Caprais and the Company with respect to any matter relating to the Company’s operations, policies or practices.

Mr. Caprais will continue as a business advisor reporting to the Chief Executive Officer through July 1, 2026 to support a seamless transition, after which time he will depart from the Company. Mr. Caprais’ compensation in this new role will be materially consistent with his prior compensation. The Company thanks Mr. Caprais for his dedication and many years of service to the Company in various Finance roles.

Effective May 8, 2026, Michael J. Savinelli, Vice President, Treasurer, Chief Tax Officer & Assistant Secretary, will serve as interim Chief Financial Officer while a search for a successor is conducted. Mr. Savinelli, age 55, has served as the Company’s Vice President & Chief Tax Officer since 2011 and as Treasurer since 2020. Prior to joining the Company, Mr. Savinelli held senior tax leadership roles at Terex, GE Capital and PepsiCo, and has prior experience at Ernst & Young LLP. He holds an LL.M. in Taxation from New York University School of Law, a J.D. from Quinnipiac University School of Law, and a B.S. in accounting from Fairfield University. He also holds law licenses in New York and Connecticut, as well as a Certified Public Accountant license in Connecticut. Neither Mr. Savinelli nor any member of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Savinelli a party to any arrangement or understanding under which he was selected to serve as an officer in an interim capacity.

Mr. Savinelli will receive salary, bonus and equity awards at levels that are consistent with his seniority and position prior to his appointment as interim Chief Financial Officer. He also will continue to receive health, welfare and retirement benefits at levels that are generally available to salaried employees. In connection with this appointment, the Board of Directors granted Mr. Savinelli $300,000 of restricted stock units under the Company’s Omnibus Equity Incentive Plan. Mr. Savinelli will also receive a monthly cash stipend of $25,000 during his service as interim Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

May 7, 2026	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary
(Authorized Officer of Registrant)